Exhibit 99.3

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
               SERIES B CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED
                                     SHARES
                                       OF
                               TRENWICK GROUP LTD.

      The Series B Cumulative Convertible Perpetual Preferred Shares shall have the designation, preferences and rights, and shall be subject to the restrictions, as hereinafter appearing:

      Section 1. Designation and Amount. There shall be a series of preferred shares of the Company which shall be designated as "Series B Cumulative Convertible Perpetual Preferred Shares," par value $0.10 per share (hereinafter called "Series B Preferred Shares"), and the number of shares constituting such series shall be 550,000. Such number of shares may be increased or decreased at any time and from time to time by resolution of the Company's Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Shares to a number less than the number of shares then outstanding plus the number of shares of Series B Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

      Section 2. Definitions. For purposes of the Series B Preferred Shares, the following terms shall have the meanings indicated:

            "Affiliate" of, or a person "affiliated" with, a specified Person means a Person that directly, or indirectly through one ore more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

            "Applicable Rate" shall mean, for any particular Dividend Period, a rate per annum equal to LIBOR plus the Average Credit Rate.

            "Average Credit Rate" shall mean, for any particular Dividend Period, a rate per annum (rounded, if necessary, to the next higher 1/100 of 1.0%, if it is not such a multiple) equal to (i) the sum of the products of each Credit Rate that was applicable to any portion of such Dividend Period multiplied by the number of days during such Dividend Period to which such Credit Rate was applicable (ii) divided by the total number of days in such Dividend Period.

            "Board" shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.

            "Book Value Per Common Share" shall mean (A) divided by (B); where
      (A) is defined as the Company's GAAP Net Worth as of the end of the most recent fiscal quarter preceding any Conversion Date less (1) the sum of the aggregate liquidation preferences for all series of preferred shares of the Company then outstanding and less (2) the sum of all due but undeclared dividends as of the end of such fiscal quarter on all series of preferred shares of the Company which are not convertible by their terms into Common Shares; and where (B) is defined as the number of Common Shares outstanding as of the end of such fiscal quarter on a fully diluted basis in accordance with GAAP; provided, however, that the dilution calculation shall be made as if Series B Preferred Shares were not convertible into Common Shares.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in any of Hamilton, Bermuda; Zurich, Switzerland; Chicago, U.S.; or London, England are not required to be open.

            "Change of Control" shall mean the earliest to occur of (a) the date that a Person or group of affiliated Persons (an "Acquiring Person") has acquired, or has obtained the right to acquire, legal or beneficial ownership of fifty percent (50%) or more of the voting power of the issued and outstanding shares of Company, (b) the date an Acquiring Person acquires fifty percent (50%) or more of the assets of Company, or (c) the date of any amalgamation, consolidation or merger of Company with any Acquiring Person. For purposes hereof, the term "Acquiring Person" shall not include (i) Trenwick, any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by Company, or any of its subsidiaries, or (ii) any other person where fifty percent (50%) or more of the combined voting power of such Person's issued and outstanding shares or capital stock is beneficially owned, directly or indirectly, by the Persons who were the holders of the voting shares of Company immediately prior to such acquisition, amalgamation, consolidation or merger (as the case may be).

            "Change of Control Conversion Event" shall mean the occurrence of a Change of Control without the written consent of the registered holders of more than 50% of the Series B Preferred Shares then outstanding.

            "Common Shares" shall mean the common shares of the Company, par value $0.10 per share.

            "Company" shall mean Trenwick Group Ltd., and where an obligation or duty is placed on the Company or the Company is authorized to do any act then such obligation, duty or act may be carried out by the Board.

            "Conversion Date," with respect to Series B Preferred Shares for which there is a proposed Conversion Date, shall be the same day as the Proposed Conversion Date, provided that (i) the holder of such Series B Preferred Shares shall not have delivered a notice of revocation in accordance with paragraph (c) of Section 6 hereof and (ii) the Company shall not have given a notice of redemption pursuant to paragraph (b) of
      Section 5 hereof naming any date on or prior to the Proposed Conversion Date as the Proposed Redemption Date, and such notice to redeem shall not have been revoked prior to such date; provided, further, that in the event that the holders of more than 50% of the outstanding Series B Preferred


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

      Shares hold registration rights with respect to Common Shares into which such Series B Preferred Shares can be converted, and such holders have delivered to the Company, concurrently with any notice of conversion under paragraph (b) of Section 6 hereof, a notice requesting registration of such Common Shares for sale in a public offering, then the Conversion Date shall be delayed so that it occurs on or immediately prior to the effective date of such registration.

            "Conversion Price" shall mean, with respect to any particular Conversion Date, the greatest of (i) the product of the Liquidity Factor multiplied by the average Current Market Price for the Common Shares for the 30 consecutive Trading Days immediately preceding such Conversion Date, (ii) the product of the Liquidity Factor multiplied by the Book Value Per Common Share or (iii) the par value of a Common Share.

            "Credit Rate" shall mean, for any particular day, the lowest of the Percentage Amounts corresponding to the S&P Credit Rating for such day as set forth in the following table:

            -------------------------------------------------------------

             S&P Credit Rating                          Percentage Amount

            -------------------------------------------------------------

               BBB- or above                                  3.75%

            -------------------------------------------------------------

                    BB+                                       4.25%

            -------------------------------------------------------------

                     BB                                       4.50%

            -------------------------------------------------------------

                    BB-                                       4.75%

            -------------------------------------------------------------

            Below BB- or Unrated                              6.00%

            -------------------------------------------------------------

      If, after the third anniversary of any Issue Date, the Series B Preferred Shares have no rating, or an S&P Credit Rating below BBB-, all Percentage Amounts listed above shall be increased as of such third anniversary by 0.25% with respect to all Series B Preferred Shares issued on such Issue Date. If, after the fifth anniversary of any Issue Date, the Series B Preferred Shares have no rating, or an S&P Credit Rating below BBB-, all Percentage Amounts listed above (as adjusted per the previous sentence, if applicable) shall be increased as of such fifth anniversary by 0.50% with respect to all Series B Preferred Shares issued on such Issue Date. In no case, however, shall the total adjustment to any Percentage Amount pursuant to this paragraph exceed 0.75%. Only an S&P Credit Rating, shall be utilized for determining adjustments to any Percentage


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

      Amount, and the Series B Preferred Shares shall be deemed unrated if they do not have an S&P Credit Rating.

            "Current Market Price" of publicly traded common shares or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board or, if no NYSE member firm shall be regularly making a market in such security, such price as may be determined by the Board in good faith.

            "Dividend Payment Date" shall mean the first day of January, April, July and October in each year; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

            "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date, and other than the Dividend Period during which any Series B Preferred Shares shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Redemption Date with respect to the Series B Preferred Shares being redeemed).

            "Dollars" or "$" shall mean U.S. Dollars.

            "Early Redemption Premium" shall mean, with respect to any redemption pursuant to Section 5 hereof, an amount equal to (i) $2.00 per share if the Redemption Date for such redemption falls before the second anniversary of the Issue Date, (ii) $1.00 per share if such Redemption Date falls on or after the second anniversary of the Issue Date but before the third anniversary of the Issue Date, and (iii) zero if such Redemption Date falls on or after the third anniversary of the Issue Date.

            "Excess Preferred Shares" shall have the meaning set forth in
      Section 11(a) hereof.


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

            "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of the Company's stock now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

            "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

            "GAAP Net Worth" shall mean the amount equal to the a company's consolidated shareholders' equity plus minority interest, if any, as determined in accordance with GAAP.

            "Issue Date" shall mean, with respect to any particular Series B Preferred Shares, the date on which such shares are issued by the Company.

            "Junior Shares" shall mean the Common Shares, any Fully Junior Shares and any other class or series of shares of the Company's stock now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

            "LIBOR" shall mean, for any particular Dividend Period, the offered rate for deposits in U.S. Dollars, for a one-year period and in an amount comparable to the aggregate Liquidation Preference of the Series B Preferred Shares then outstanding, appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the Reference Date. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate for that Dividend Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Company from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Company to the holders of the Series B Preferred Shares; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

            "Liquidation Preference" shall mean $100.00 per Series B Preferred Share.

            "Liquidity Factor" shall mean, with respect to any conversion pursuant to Section 6 hereof, an amount equal to (i) 0.80 if the Conversion Date for such conversion falls 60 days or more after the occurrence of a Change of Control Conversion Event or (ii) 1.00 if such Conversion Date does not fall 60 days or more after the occurrence of a Change of Control Conversion Event.

            "Net Worth Conversion Event" shall mean the failure by the Company to maintain a GAAP Net Worth equal to at least $225,000,000 excluding contingent interest notes and outstanding trust preferred stock) which failure shall not have been remedied within 60 days after the earlier of
      (i) the Company's Chief Financial Officer (if there be such an officer, and if not then the Company's President or Chairman) obtaining actual personal knowledge thereof, whereupon such officer shall give written notice to all holders of Series B Preferred Shares, or (ii) the Company's receipt of written notice thereof from any holder of Series B Preferred Shares.

            "Parity Shares" shall mean (i) the Series B Preferred Shares and
      (ii) any other class or series of shares of the Company's stock now or hereafter issued and outstanding, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series B Preferred Shares, if the holders thereof shall be entitled, together with the holders of the Series B Preferred Shares, to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other.

            "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Prohibited Transferees" shall have the meaning set forth in Section 10(c) hereof.

            "Proposed Conversion Date" shall mean the date on which a holder of Series B Preferred Shares proposes to convert any or all of the Series B Preferred Shares, as set forth in its notice to the Company properly delivered in accordance with paragraph (b) of Section 6 hereof.

            "Proposed Redemption Date" shall mean the date on which the Company proposes to redeem any or all of the Series B Preferred Shares, as set forth in its notice to holders of Series B Preferred Shares given in accordance with paragraph (b) of Section 5 hereof.

            "Redemption Date," with respect to Series B Preferred Shares for which there is a Proposed Redemption Date, shall be the same day as the Proposed Redemption Date, provided that (i) the Company shall not have withdrawn its intention to redeem such Series B Preferred Shares pursuant to paragraph (c) of Section 5 hereof; and (ii) proper provision for the payment of the Redemption Price to holders of Series B Preferred Shares being redeemed shall have been made in accordance with paragraph (f) of
      Section 5 hereof by the close of business on the Proposed Redemption Date.

            "Redemption Price" for each Series B Preferred Share shall be equal to the Liquidation Preference plus any applicable Early Redemption Premium plus any amounts payable pursuant to paragraph (e) of Section 5 hereof.

            "Reference Date" shall mean, with respect to any particular Dividend Period, the later of the Issue Date or the date that is, on the last day of such Dividend Period, the most recent anniversary of the Issue Date.

            "Register of Members" shall mean the Register of Members of the Company.

            "Repurchase Date" shall have the meaning set forth in Section 11(a) hereof.

            "Repurchase Notice" shall have the meaning set forth in Section 11(a) hereof.

            "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

            "S&P Credit Rating" shall mean, for any particular day, the risk rating then assigned to the Series B Preferred Shares (subject to ongoing surveillance and adjustment) by the Standard & Poor's Division of The McGraw Hill Companies (or any successor organization or any substitute rating organization that may be agreed upon in writing by the Company and the registered holders of more than 50% of the outstanding Series B Preferred Shares); provided, however, that in the event that no such rating is assigned or that such rating has not been confirmed within the previous 364 days, the S&P Credit Rating shall be deemed to be "Unrated."

            "Securities Act" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

            "Series B Preferred Shares" shall have the meaning set forth in
      Section 1 hereof.

            "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of shares of the Company's stock; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of the Company's stock ranking on a parity with the Series B Preferred Shares as to the payment of dividends or other distributions are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

            "Special Conversion Event" shall mean the earlier to occur of a Change of Control Conversion Event or a Net Worth Conversion Event.

            "Special Redemption Event" shall mean the earlier to occur of (i) a Change of Control Conversion Event or (ii) any date on which the Company submits to the holders of its Common Shares a proposal for amalgamation, consolidation, merger, statutory share exchange or any proposal for any other matter that requires for its validation or effectuation an affirmative vote of the holders of the Series B Preferred Shares at the time outstanding, acting as a single class.

            "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

            "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

            "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of Nasdaq, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

            "Transfer Agent" shall mean First Chicago Trust Company of New York, or such other agent or agents of the Company as may be designated by the Board or its designee as the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Shares.

            "U.S." shall mean the United States of America.

            "U.S. Person" shall mean an individual who is a citizen or resident of the U.S., a corporation, limited liability company or partnership created or organized under the laws of the U.S. or any state thereof, or an estate or trust, all of the income of which is includable in gross income for U.S. federal income tax purposes, regardless of its source.

            Section 3. Dividends.

            (a) The holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends shall be declared. Such dividends shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series B Preferred Shares, as they appear in the Register of Members at the close of business on such record dates, not less than 30 nor more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 30 nor more than 60 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series B Preferred Shares


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

      shall first be credited against the earliest accrued but unpaid dividend due with respect to Series B Preferred Shares which remains payable.

            (b) The amount of dividends per share payable for each full Dividend Period shall be computed by dividing the Applicable Rate for such Dividend Period by four and multiplying the result by the Liquidation Preference. The amount of dividends per share payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, shall be computed by dividing the Applicable Rate by 360 and multiplying the result by the number of days in such Dividend Period (computed on the basis of twelve 30-day months) and then multiplying the latter result by the Liquidation Preference. Holders of Series B Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares that may be in arrears.

            (c) So long as any Series B Preferred Shares are outstanding, no dividends or other distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date in respect of the dividend or other distribution on such class or series of Parity Shares. When dividends on the Series B Preferred Shares are not paid in full or a sum sufficient for such payment is not set apart for payment, as aforesaid, all dividends declared upon Series B Preferred Shares and all dividends declared upon any class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Parity Shares.

            (d) So long as any Series B Preferred Shares are outstanding, no dividends or other distributions (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment and no other distribution shall be declared or paid or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any Subsidiary of the Company) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series B Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Shares and the current dividend period with respect to such Parity Shares.

            (e) No dividends on Series B Preferred Shares shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

            (f) If there shall be any change in the law, regulation or official directive (whether or not having the force of law) or in the interpretation by any Bermuda Government authority or court of competent jurisdiction which imposes on the Company any condition with respect to the Series B Preferred Shares as a result of which any dividend payment is required to be reduced, the Company shall give notice to the holders of Series B Preferred Shares of such event and all such reductions shall be borne in full by the holders of Series B Preferred Shares (but only to the extent permitted by law).

            Section 4. Liquidation Rights.

            (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any dividend payment or distribution of the assets of the Company (whether capital or surplus) shall be made or set apart for payment to the holders of Junior Shares, the holders of the Series B Preferred Shares shall be entitled to receive the Liquidation Preference for each Series B Preferred Share plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to the date of final distribution to such holders and such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this
      Section 4, (i) an amalgamation, consolidation or merger of the Company with one or more corporations or other entities, (ii) a sale, lease or conveyance of all or substantially all of the shares of capital stock or the property or business of the Company or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

            (b) Subject to the rights of the holders of shares of any series or class or classes of shares of the Company's stock ranking on a parity with or prior to the Series B Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, according to their respective numbers of shares, and the holders of the Series B Preferred Shares shall not be entitled to share therein.

            Section 5. Redemption.

            (a) Unless a Special Redemption Event shall have occurred, the Series B Preferred Shares shall not be redeemable prior to the first anniversary of the Issue Date. At any time and from time to time on or after such anniversary or at any time after the occurrence of a Special Redemption Event, the Company may, at its option, with proper notice as set forth in paragraph (b) of this Section 5, redeem any or all of the outstanding Series B Preferred Shares, as of a Proposed Redemption Date specified in the notice to holders, for cash in an amount equal to the Redemption Price per share, subject to a minimum aggregate Redemption Price of $10,000,000 for all Series B Preferred Shares to be redeemed (which minimum shall not apply if the Company elects to redeem all of the Series B Preferred Shares then outstanding). Notwithstanding anything to the contrary in this paragraph (a), the Company may provide notice of its intention to redeem any Series B Preferred Shares prior to the first anniversary of the Issue Date, so long as the Proposed Redemption Date specified in such notice is a date on or after the date of such first anniversary.

            (b) In order to effect the redemption of Series B Preferred Shares, the Company shall provide notice by first-class mail to each holder of record of Series B Preferred Shares to be redeemed at the address of each such holder as shown in the Register of Members, not less than 30 nor more than 90 days prior to the Proposed Redemption Date. Neither the failure to mail any notice required by this paragraph (b), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date when the same would be delivered in the ordinary course of transmission, whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Proposed Redemption Date; (2) the number of Series B Preferred Shares to be redeemed and, if fewer than all the Series B Preferred Shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the Series B Preferred Shares to be redeemed shall cease to accrue on such Proposed Redemption Date except as otherwise provided herein.

            (c) The Company's election to redeem the Series B Preferred Shares pursuant to paragraph (a) of this Section 5 shall be fully or partially revocable, and any notice to holders of Series B Preferred Shares provided in accordance with paragraph (b) of this Section 5 shall be subject to revocation or amendment by the Company. In order to effect the revocation or amendment of such notice, the Company shall provide notice of its revocation or amendment by first-class mail to holders of record of the Series B Preferred Shares previously notified of the proposed redemption at the address of each such holder as shown in the Register of Members, not less than three Business Days prior to the Proposed Redemption Date. Neither the failure to mail any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date when the same would be delivered in the ordinary course of transmission, whether or not the holder receives the notice. Such notice of revocation or amendment shall clearly state that: (1) on the Proposed Redemption Date, the Company will not redeem any of the Series B Preferred Shares, or if notice of partial revocation, the amended number of Series B Preferred Shares held by such holder to be redeemed, and the balance of Series B Preferred Shares held by such holder not being redeemed; and (2) dividends on the Series B Preferred Shares not being redeemed will continue to accrue on and after the Proposed Redemption Date without interruption.

            (d) If fewer than all outstanding Series B Preferred Shares are to be redeemed on any Proposed Redemption Date, the shares to be redeemed (which shall be a whole number) shall be selected by the Company from outstanding Series B Preferred Shares not previously called for redemption pro rata (to the extent possible without redeeming fractional shares), by lot or by any other method determined by the Company in its sole discretion to be equitable. Notwithstanding anything to the contrary in this Section 5, unless full cumulative dividends on the Series B Preferred Shares and any class or series of Parity Shares shall have been declared and paid or declared and set apart for payment for all past Dividend Periods and the then current Dividend Period (including such dividend periods on any Parity Shares), the Series B Preferred Shares and any Parity Shares may not be redeemed in part under this Section 5, and the Company may not otherwise purchase or acquire Series B Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and Parity Shares.

            (e) Upon any redemption of Series B Preferred Shares pursuant to this Section 5, the Company shall pay all accrued and unpaid dividends, if any, thereon to the Redemption Date, without interest. If the Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date or the Company's default in the payment of the dividend due. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares called for redemption.

            (f) From and after the Redemption Date (unless the Company shall fail to make available, as hereinafter provided, an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends shall cease to accrue on the Series B Preferred Shares being redeemed; (ii) such shares shall no longer be deemed to be outstanding; (iii) all rights of the holders thereof as holders of Series B Preferred Shares of the Company shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon); and (iv) any officer of the Company shall be entitled, on behalf of such holder and as its attorney-in-fact, to execute and deliver any and all documents as may be necessary to effect such redemption. The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in London, England, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Shares surrendered for redemption. No interest shall accrue for the benefit of the holders of Series B Preferred Shares to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

            (g) On or before the Redemption Date, the holders of each Series B Preferred Share being redeemed shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent. As promptly as practicable after such surrender, such shares shall be exchanged for any cash (without interest thereon) for which such shares are being redeemed. If fewer than all the Series B Preferred Shares represented by any certificate are being redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

            Section 6. Conversion.

            (a) Unless a Special Conversion Event shall have occurred, the Series B Preferred Shares shall not be convertible into any other securities prior to the fifth anniversary of the Issue Date. At any time and from time to time on or after such anniversary or at any time after the occurrence of a Special Conversion Event, any holder of Series B Preferred Shares shall have the right, at its option, on the terms and subject to the conditions set forth in this Section 6, to cause any or all of such shares to be converted, as of the Proposed Conversion Date specified in such holder's notice to the Company given pursuant to paragraph (b) of this Section 6, into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares by the Conversion Price. Any conversion hereunder shall take the form of a redemption of the Series B Preferred Shares to be converted at the Conversion Price followed by the issue of Common Shares paid for with the proceeds of the said redemption applied in accordance with this Section 6. The minimum number of Series B Preferred Shares for which conversion may be elected shall be 10,000, or such lesser number which constitutes all of the outstanding Series B Preferred Shares held by such holder. Notwithstanding anything to the contrary in this paragraph (a), a holder of Series B Preferred Shares may provide notice of its intention to convert any or all of such shares prior to the fifth anniversary of the Issue Date, so long as the Proposed Conversion Date specified in such notice is a date after the date of such fifth anniversary. At any and all times, a conversion hereunder is subject to the Company being able to comply with applicable provisions of Bermuda law.

            (b) In order to effect the conversion of Series B Preferred Shares, the holder of such shares shall provide notice to the Company not less than 60 Trading Days prior to the Proposed Conversion Date. Such notice must be provided by first-class, registered mail, postage prepaid, to the Company at its principal executive offices. Each such notice shall state, as appropriate: (1) the Proposed Conversion Date; (2) the number of Series B Preferred Shares (which must be a whole number of shares) to be converted; (3) the name or names in which such holder wishes the certificate or certificates for Common Shares and for any Series B Preferred Shares not to be so converted to be issued and the address to which such holder wishes delivery to be made of the new certificates to be issued upon conversion; (4) if applicable, a statement setting forth the facts and circumstances under which the holder believes that a Special Conversion Event has occurred; and (5) an acknowledgment that the shares to be converted remain subject to the Company's right of redemption in accordance with Section 5 hereof.

            (c) The right of any holder of Series B Preferred Shares electing to convert the Series B Preferred Shares pursuant to paragraph (a) of this
      Section 6 shall be fully or partially revocable, and any notice to the Company provided in accordance with paragraph (b) of this Section 6 shall be subject to revocation or amendment by the holder of the shares to which such notice relates. In order to effect the revocation or amendment of such notice, the holder shall provide notice to the Company of its revocation or amendment not less than three Business Days prior to the Proposed Conversion Date. Such notice must be given by first-class, registered mail, postage prepaid, to the Company at its principal executive offices and must clearly state that the holder of such Series B Preferred Shares will not convert any of such shares, or if notice of partial revocation, the amended number of Series B Preferred Shares held by such holder that are to be converted.

            (d) Notwithstanding paragraph (a) of this Section 6, no Series B Preferred Shares shall be converted on or after the close of business on any Redemption Date for which notice has been given in accordance with
      Section 5 hereof. The Company's right to redeem any or all outstanding Series B Preferred Shares on or prior to any Proposed Conversion Date shall supersede any holder's right of conversion under this Section 6, whether or not such holder's notice of conversion was properly delivered prior to the Company's notice to redeem, so long as the Company's notice to redeem was given in accordance with Section 5 hereof at least 30 days prior to the Proposed Conversion Date.

            (e) In order to consummate the conversion of Series B Preferred Shares, the holder of each share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent, accompanied by a copy of the written notice of conversion previously provided to the Company in accordance with paragraph (b) of this Section 6, on or before the Conversion Date.

                  (i) Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

                  (ii) Holders of Series B Preferred Shares at the close of
            business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series B Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series B Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series B Preferred Shares for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

            (f) Each conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and the Person or Persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the Register of Members shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which the Register of Members is open, but such conversion shall be at the Conversion Price in effect on the Conversion Date.

            (g) As soon as practicable after the Conversion Date, provided that the certificate or certificates for Series B Preferred Shares shall have been surrendered in accordance with paragraph (e) of this Section 6:

                  (i) the Company shall issue and send by first-class mail,
            postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder in the notice of conversion provided pursuant to paragraph (b) of this Section 6, a certificate or certificates for the number of full Common Shares issuable in accordance with paragraph (a) of this Section 6 upon the conversion of the number of Series B Preferred Shares specified in such notice

            (excluding any fractional interest in a Common Share arising upon such conversion);

                  (ii) instead of issuing any fractional shares or scrip
            representing any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series B Preferred Share, the Company shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the Conversion Date; provided, however, that if more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered; and

                  (iii) in case there shall have been surrendered a certificate or certificates representing Series B Preferred Shares only part of which are to be converted, the Company shall also issue and mail to such holder or such holder's designee a new certificate or certificates for the number of Series B Preferred Shares which shall not have been converted.

            (h) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series B Preferred Shares pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series B Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

            (i) The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this paragraph
      (i), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder. The Company covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be legally issued, fully paid and non-assessable. Prior to the delivery of any Common Shares that the Company shall be obligated to deliver upon conversion of the Series B Preferred Shares, the Company shall endeavor to comply with all laws and regulations applicable to such conversion, including without limitation the approval of any applicable insurance regulatory body or agency and the approval of any filing or application required under applicable securities laws (whether of Bermuda, the United States, any state of the United States or any other applicable jurisdiction).

            (j) If any capital reorganization or reclassification of the capital stock of the Company, or any amalgamation, consolidation or merger of the Company with one or more corporations or other entities, or the sale of all or substantially all of the Company's assets to one or more corporations or other entities, or any other transaction, shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, amalgamation, consolidation, merger, sale, or other transaction, lawful and adequate provisions (in form authorized and approved by the Board) shall be made whereby each holder of any Series B Preferred Shares shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore receivable upon the conversion of such Series B Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of Common Shares equal to the number of Common Shares immediately theretofore so receivable had such reorganization, reclassification, amalgamation, consolidation, merger, sale, or other transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  (i) If applicable, the Company shall reserve as provided by paragraph (i) of this Section 6 such shares of common stock, other capital stock or other securities of the Company as may be issuable upon conversion of Series B Preferred Shares as provided by this
            Section 6 and shall comply with the other requirements of paragraph
            (i) of this Section 6 in respect of such shares or other securities so as to permit their issuance to holders of Series B Preferred Shares upon conversion thereof.

                  (ii) The Company covenants that it will not effect any such amalgamation, consolidation or merger, or any sale of all or substantially all of its assets or properties, unless either (A) prior to the consummation thereof the successor corporation or other entity (if other than the Company) resulting from such amalgamation, consolidation or merger or the corporation or other entity purchasing such assets shall assume, by written instrument (in form authorized and approved by the Board) executed and mailed or delivered to each holder of Series B Preferred Shares at the address of each such holder as shown in the Register of Members, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive or (B) all of the outstanding Series B Preferred Shares shall have been redeemed by the Company pursuant to Section 5 hereof.

            Section 7. Shares To Be Retired. All Series B Preferred Shares which shall have been issued and reacquired in any manner by the Company, including without limitation by redemption in accordance with Section 5 hereof or by conversion in accordance with Section 6 hereof, shall be restored to the status of authorized but unissued shares of the Company's stock, without designation as to class or series.

            Section 8. Ranking. Any class or series of shares of the Company's stock shall be deemed to rank:

                  (a) prior to the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares;

                  (b) on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Parity Shares;

                  (c) junior to the Series B Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                  (d) junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

            Section 9. Voting Rights.

            (a) Except as otherwise provided in this Section 9 and as otherwise required by law, holders of the Series B Preferred Shares shall have no voting rights; provided, however, that each holder of Series B Preferred Shares shall be entitled to notice of all shareholders' meetings at the same time and in the same manner as notice is given to the shareholders entitled to vote at such meetings and shall have the right to attend such meetings.

            (b) So long as any Series B Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Company's Bye-Laws, as amended, the affirmative vote of the holders of at least 75% of the Series B Preferred Shares at the time outstanding, acting as a single class, given either in writing without a meeting or by vote in person or by proxy at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (i) Any amendment, alteration or repeal of any of the
            provisions of the Company's Memorandum of Association, Bye-Laws or this Certificate of Designation that would vary the rights, preferences or voting powers of the holders of the Series B Preferred Shares;

                  (ii) An amalgamation, consolidation, merger or statutory share exchange that affects the Series B Preferred Shares, unless in each such case each Series B Preferred Share shall either (A) remain outstanding with no variation in its rights, preferences or voting powers or (B) be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series B Preferred Share;

                  (iii) The authorization, creation or any increase in the
            authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series B Preferred Shares in the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

                  (iv) Any other transaction or action which would amount to a variation of the rights, preferences or voting powers of the holders of the Series B Preferred Shares;

      provided, however, that any action to authorize or create or to increase the authorized amount of, any Fully Junior Shares or Parity Shares shall not be deemed to vary the rights, preferences or voting powers of the holders of Series B Preferred Shares; and provided, further, that no such vote of the holders of Series B Preferred Shares shall be required if, prior to the time when any of the foregoing actions is to take effect, all outstanding Series B Preferred Shares shall have been redeemed.

            (c) The holders of the Series B Preferred Shares shall not be entitled to vote on any sale of all or substantially all of the assets of the Company.

            (d) For purposes of any vote by the holders of the Series B Preferred Shares pursuant to the foregoing provisions of this Section 9, each Series B Preferred Share shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Shares shall not have any other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any action by the Company.

            Section 10. Transferability. The Series B Preferred Shares shall be freely transferable subject to the following restrictions:

                  (a) all transfers shall comply with the Company's Bye-Laws, as amended;

                  (b) all transfers shall comply with all applicable laws and regulations, including without limitation the need for the approval of the Bermuda Monetary Authority, the approval of any applicable insurance regulatory body or agency and the approval of any filing or application required under applicable securities laws (whether of Bermuda, the United States, any state of the United States or any other applicable jurisdiction), it being understood that with respect to any proposed transfer of more than one-third of the outstanding Series B Preferred Shares, the Company will use commercially reasonable efforts to cooperate with reasonable requests to seek to obtain any required approval of the Bermuda Monetary Authority or any applicable insurance regulatory body or agency; and

                  (c) all transfers of Series B Preferred Shares during the
            first six (6) months following issuance of such Series B Preferred Shares (other than a transfer to an Affiliate of European Reinsurance Company of Zurich) shall require the prior written consent of the Company, which consent shall not be unreasonably withheld.

            Section 11. Limitation on Ownership.

            (a) Limitation. Notwithstanding any other provision of the terms of the Series B Preferred Shares, except as provided in Section 11(b), no U.S. Person shall at any time directly or indirectly acquire ownership of more than 9.9% of the outstanding Series B Preferred Shares. Any Series B Preferred Shares owned by a U.S. Person in excess of such 9.9% shall be deemed "Excess Preferred Shares." Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Company shall initiate the repurchase of any and all Excess Preferred Shares by giving notice of repurchase (the "Repurchase Notice") to the holder or holders thereof, unless, prior to the giving of such Repurchase Notice the holder shall have disposed of its ownership in the Excess Preferred Shares. The Repurchase Notice shall set forth the number of Series B Preferred Shares constituting Excess Preferred Shares, the repurchase price and the place and date of the closing at which the certificates representing such Excess Preferred Shares are to be surrendered and the repurchase price paid. The closing date shall be no more than 10 days after the date on which the Company mails the Repurchase Notice by first-class mail (such date of mailing hereinafter referred to as the "Repurchase Date"). The Company will be entitled to assign its repurchase right to a third party or parties, who may be other shareholders of the Company, with the consent of any such assignee(s). The Company may revoke the Repurchase Notice at any time before it (or its assignee) pays for the Series B Preferred Shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Company's shareholders of any intention to repurchase or the conclusion of any repurchase of Series B Preferred Shares. The repurchase price of each Excess Preferred Share called for such repurchase shall be the greater of
      (x) the average Current Market Price for the Series B Preferred Shares for the 30 consecutive Trading Days immediately preceding the Repurchase Date or (y) the par value of a Series B Preferred Share. From and after the Repurchase Date (i) except as otherwise provided herein, dividends on the Series B Preferred Shares so called for repurchase shall cease to accrue;
      (ii) such shares shall no longer be deemed to be outstanding; (iii) all rights of the holders thereof as holders of Series B Preferred Shares of the Company shall cease (except the right to receive cash payable upon such repurchase, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon); and (iv) any officer of the Company shall be entitled, on behalf of such holder and as its attorney-in-fact, to execute and deliver any and all documents as may be necessary to effect such repurchase. Nothing in this Section 11(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

            (b) Exemptions. The limitation on ownership set forth in Section 11(a) shall not apply to the acquisition of Series B Preferred Shares by an underwriter in a public offering of Series B Preferred Shares. The Board, in its sole and absolute discretion, may exempt from the ownership limitation set forth in Section 11(a) certain designated Series B Preferred Shares owned by a U.S. Person who has provided the Board with evidence and assurances acceptable to the Board that ownership of such shares will cause no adverse tax, legal or regulatory consequences to the Company, any of the Company's Subsidiaries or any of the Company's shareholders.

            Section 12. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series B Preferred Shares, as the same appears in the Register of Members, as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary. Payments in respect of Series B Preferred Shares shall be sent to the holders thereof at their address most recently noted on the Register of Members and, in the case of joint holders of Series B Preferred Shares, may be made to all such joint holders but sent to that one of the joint holders of Series B Preferred Shares who is first named in the Register of Members at his address most recently noted in the Register of Members or shall be made payable to such Person or Persons and sent to such address as all the joint holders of such Series B Preferred Shares may in writing direct. Cheques in payment of any obligation of the Company to holders of Series B Preferred Shares shall be sent by first-class mail at the risk of the holder of the Series B Preferred Shares, and due payment of a cheque shall be full satisfaction of the obligation represented thereby notwithstanding any notice which the Company may have whether express or otherwise of any right, title or interest or claim of any other Person to or in such Series B Preferred Shares.

            Section 13. Sinking Fund. The Series B Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

      This Certificate of Designation, Preferences and Rights of Series B Cumulative Convertible Perpetual Preferred Shares of Trenwick Group Ltd., signed this 6th day of September, 2002.

                                        TRENWICK GROUP LTD.


                                        By:    /s/ Paul Feldsher
                                               ---------------------------------
                                        Name:  Paul Feldsher
                                        Title: Executive Vice President and
                                               Chief Underwriting Officer